Exhibit 99.1

PRESS RELEASE
Investor Relations Contact:	Paul Surdez (609) 452-4807 paul.surdez@covance.com www.covance.com

COVANCE REPORTS FOURTH QUARTER NET REVENUE OF $634 MILLION, PRO FORMA EPS OF $0.97 AND RECORD ADJUSTED NET ORDERS OF $823 MILLION

Princeton, New Jersey, February 4, 2015 — Covance Inc. (NYSE: CVD) today reported results for its fourth quarter ended December 31, 2014. Net revenue was $634 million, representing 1.8% growth on a GAAP basis from the fourth quarter of 2013. When adjusting for the impact of foreign exchange and the divestitures of the Seattle genomics laboratory and antibody products service line and the acquisition of Medaxial in 2014, revenue growth was 5.3% versus the fourth quarter of 2013. On a GAAP basis, the company reported earnings of $0.91 per diluted share in the fourth quarter. The company reported pro forma earnings per diluted share of $0.97, up 11.9% over the fourth quarter of 2013. Pro forma results exclude charges associated with restructuring and other cost reduction actions and expenses incurred in connection with the planned merger with Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) totaling $5.6 million or $0.06 per share.

“In the fourth quarter, our underlying operating results improved both year-on-year and sequentially. On a constant foreign exchange rate basis and adjusted for the acquisition of Medaxial, revenue in our Late-Stage Development segment grew sequentially by 5.6% (or $22 million), and year-on-year growth accelerated to 4.8%. In our Early Development segment, on a constant foreign exchange rate basis and adjusted for divestitures, revenue grew 6.3% year-on-year, similar to the year-on-year growth we delivered the last two quarters. On a constant foreign exchange rate basis and adjusted for divestitures and an acquisition, consolidated revenue grew $24 million sequentially and 5.3% on a year-on-year basis to $634 million. This compares to year-on-year constant foreign exchange rate and organic revenue growth of 2.6% last quarter. Consolidated financial highlights for the full year 2014 included 5% revenue growth, a 190 basis point increase in pro forma operating margin to 12.1%, pro forma EPS growth of 18%, and free-cash-flow of $154 million, which exceeded our target by over $20 million,” said Joe Herring, Covance Chairman and Chief Executive Officer. “On the commercial front, performance in the quarter was well above our previous record level, with fourth quarter adjusted net orders of $823 million, resulting in an adjusted net book-to-bill of 1.30 to 1. In addition to our record fourth quarter orders, we are receiving significant positive client feedback regarding our planned merger with LabCorp. For example, in a notable January clinical trial win, a key driver in the client’s decision was the potential data synergies with LabCorp, which are expected to accelerate clinical trial patient recruitment.”

Covance will not host a fourth quarter earnings conference call or provide 2015 financial guidance as a result of its pending acquisition by LabCorp, which is expected to close shortly following Covance’s special stockholder meeting scheduled for February 18, 2015. However, Covance has posted its supplemental quarterly slide presentation on www.covance.com and Covance’s Investor Relations Officer will respond to questions via telephone and email.

Consolidated Results

($ in millions except EPS)	4Q14	4Q13	Change	FY14	FY13	Change
Total Revenues	$675.2	$669.8		$2,699.6	$2,595.1
Less: Reimbursable Out-of-Pockets	$40.8	$46.7		$178.6	$192.8
Net Revenues	$634.4	$623.1	1.8%	$2,521.0	$2,402.3	4.9%
Net Revenue growth adjusted for FX and divestitures/acquisition*			5.3%			4.8%
Operating Income	$72.1	$55.0	31.2%	$234.8	$217.3	8.0%
Operating Margin	11.4%	8.8%		9.3%	9.0%
Net Income	$52.0	$45.8	13.5%	$185.8	$179.2	3.7%
Diluted Earnings per Share	$0.91	$0.80	13.4%	$3.23	$3.15	2.6%
Restructuring Costs and Transaction Related Expenses	$(5.6)	$(4.9)		$(17.1)	$(21.9)
Asset Impairments		$(4.9)		$(52.6)	$(4.9)
Operating Income, excluding items**	$77.7	$64.7	20.0%	$304.4	$244.2	24.7%
Operating Margin, excluding items**	12.2%	10.4%		12.1%	10.2%
Gain (Loss) on Sale of Business/Investment	$(0.1)			$15.0	$16.4
Favorable Income Tax Developments		$3.0			$3.0
Net Income, excluding items**	$55.6	$49.6	12.1%	$218.7	$183.7	19.1%
Diluted EPS, excluding items**	$0.97	$0.87	11.9%	$3.80	$3.23	17.8%

* See revenue growth reconciliation which follows.
** See attached pro forma income statements for reconciliation of 2014 and 2013 GAAP to pro forma amounts.

Operating Segment Results

Early Development

($ in millions)	4Q14	4Q13	Change	FY14	FY13	Change
Net Revenues	$231.4	$228.3	1.4%	$915.7	$870.5	5.2%
Net Revenue Growth Adjusted for FX and Divestitures*			6.3%			6.2%
Operating Income	$30.9	$21.9	41.0%	$59.4	$87.5	(32.1%)
Operating Margin	13.4%	9.6%		6.5%	10.1%
Restructuring Costs	$(1.1)	$(0.8)		$(5.4)	$(8.3)
Asset Impairments		$(4.9)		$(52.6)	$(4.9)
Operating Income, excluding items**	$32.0	$27.6	15.8%	$117.4	$100.7	16.6%
Operating Margin, excluding items**	13.8%	12.1%		12.8%	11.6%

* See revenue growth reconciliation which follows.
** Reflects impact of asset impairment charges and/or restructuring charges as applicable in all periods.

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products. Net revenues in the fourth quarter of 2014 increased 1.4% year-on-year to $231.4 million. In the quarter, foreign exchange negatively impacted year-on-year revenue growth by 120 basis points, and the divestitures of the Seattle genomics laboratory and antibody products service line negatively impacted revenue growth by 370 basis points. When adjusting for these items, Early Development revenue grew 6.3% year-on-year. The strongest contributors to the year-on-year growth were clinical pharmacology and nutritional analysis. Sequentially revenue declined $3.4 million. Adjusting for the impact of the stronger US dollar and the divestiture of the antibody products service line, revenue increased by $1.9 million. This sequential growth was led by nutritional analysis and other chemistry services which more than offset the expected decline in clinical pharmacology, which followed a normal seasonal pattern; toxicology services revenues were up slightly from the third quarter level.  Orders in the segment were at the highest level of the year, driven in part by robust biotech funding in the quarter.

GAAP operating income in the fourth quarter of 2014 was $30.9 million, and included $1.1 million in charges associated with our restructuring and cost reduction actions. This compares to operating income of $21.9 million in the fourth quarter of 2013, which included charges associated with restructuring and other cost reduction actions and asset impairment charges totaling $5.7 million. Pro forma operating income, excluding these items, was $32.0 million in the fourth quarter of this year, a 15.8% increase from the fourth quarter of 2013. Pro forma operating margins were 13.8% in the fourth quarter of this year, up 170 basis points year-on-year, but down 50 basis points sequentially. The year-over-year increase in pro forma operating income was driven by continued strength in clinical pharmacology and higher margins in chemistry services.

Late-Stage Development

($ in millions)	4Q14	4Q13	Change	FY14	FY13	Change
Net Revenues	$403.0	$394.8	2.1%	$1,605.3	$1,531.8	4.8%
Net Revenue Growth Adjusted for FX and Acquisition*			4.8%			4.0%
Operating Income	$91.9	$89.2	3.0%	$358.5	$338.5	5.9%
Operating Margin	22.8%	22.6%		22.3%	22.1%
Restructuring Costs	$(0.5)	$(0.3)		$(4.9)	$(4.1)
Operating Income, excluding items**	$92.4	$89.5	3.3%	$363.4	$342.6	6.1%
Operating Margin, excluding items**	22.9%	22.7%		22.6%	22.4%

* See revenue growth reconciliation which follows.

** Reflects impact of restructuring charges in all applicable periods.

The Late-Stage Development segment includes central laboratory, Phase IIb-IV clinical development, and market access services. Net revenues for the fourth quarter of 2014 grew 2.1% year-on-year to $403.0 million. In the quarter, foreign exchange negatively impacted year-over-year revenue growth by 310 basis points while an acquisition positively impacted year-over-year revenue growth by 40 basis points; excluding the impact of both foreign exchange and the Medaxial acquisition, revenue growth was 4.8%. Year-over-year growth was driven by market access services and central labs, which had record kit volume in the quarter, while clinical development was roughly flat to the prior year on a constant foreign exchange rate basis. Sequentially, revenue increased $22 million on a constant foreign exchange rate basis, led by clinical development and followed by central labs and market access services. Orders in the segment were at the highest level of the year.

Operating income for the fourth quarter was $91.9 million on a GAAP basis and included $0.5 million in costs associated with our restructuring and cost reduction actions. On a pro forma basis, operating income was $92.4 million, up from the $87.5 million delivered last quarter and $89.5 million delivered in the fourth quarter of last year. Pro forma operating margins were 22.9% for the fourth quarter of 2014, up 60 basis points sequentially, on margin expansion in all three service lines, and 20 basis points year-over-year, driven by margin expansion in clinical development and market access services.

Corporate Information

The company reported fourth quarter adjusted net orders of $823 million. Backlog at December 31, 2014 was $6.79 billion compared to $6.82 billion at September 30, 2014 and $6.92 billion at December 31, 2013. Backlog was negatively impacted in the quarter by a $128 million foreign exchange headwind.

Corporate expenses totaled $50.8 million in the fourth quarter of 2014 (including $4.1 million in transaction-related expenses and cost reduction actions) versus $41.4 million last quarter (including $0.1 million in restructuring and other cost reduction actions) and $56.2 million (including $3.8 million in restructuring and other cost reduction actions) in the fourth quarter of 2013. On a pro forma basis, excluding these costs and expenses, corporate spending was $46.7 million or 7.4% of net revenue in the fourth quarter of 2014 versus $41.3 million or 6.6% of net revenue last quarter and $52.4 million or 8.4% of net revenue in the fourth quarter of 2013. The sequential increase in pro forma corporate expense in the quarter reflects higher IT operating expense due to project timing and higher incentive compensation expense. The year-over-year decline in pro forma corporate expense reflects lower IT operating expense and the impact of our cost reduction actions.

Cash and cash equivalents at December 31, 2014 were $815 million compared to $705 million at September 30, 2014 and to cash, cash equivalents and short-term investments of $729 million at December 31, 2013. Free cash flow (defined as operating cash flow less capital expenditures) for the fourth quarter of 2014 was $127 million, consisting of operating cash flow of $164 million less capital expenditures of $37 million. Full year free cash flow was $154 million, consisting of operating cash flow of $296 million less capital expenditures of $142 million. Debt outstanding was $250 million at December 31, 2014, unchanged from both September 30, 2014 and December 31, 2013.

Net Days Sales Outstanding (DSO) were 41 days at December 31, 2014 compared to 39 days at September 30, 2014 and 34 days at December 31, 2013.

The pro forma effective tax rate in the fourth quarter was 25.2%.

Revenue Growth Reconciliation — As Reported to As Adjusted

The following tables are provided to reconcile revenue growth in reported US Dollars to revenue growth adjusted to reflect changes in foreign exchange rates between periods and for the divestitures of the Seattle genomics laboratory and antibody products service line and the acquisition of Medaxial in 2014.

	4Q 2014			FY 2014
Year-Over-Year Comparisons ($ in millions)	Early Dev	Late- Stage Dev	Total	Early Dev	Late- Stage Dev	Total
2014 Revenue — As Reported	$231.4	$403.0	$634.4	$915.7	$1,605.3	$2,521.0
2013 Revenue — As Reported	$228.3	$394.8	$623.1	$870.5	$1,531.8	$2,402.3
Growth Rate	1.4%	2.1%	1.8%	5.2%	4.8%	4.9%
Items Affecting Comparability between periods:
Impact of changes in Foreign Exchange Rates	$(2.6)	$(12.4)	$(15.0)	$10.5	$8.2	$18.7
Impact of Divestitures/Acquisition	$(8.1)	$1.6	$(6.5)	$(17.8)	$3.6	$(14.2)
Adjusted Growth Rate	6.3%	4.8%	5.3%	6.2%	4.0%	4.8%

	4Q 2014 vs. 3Q 2014
Sequential Comparisons ($ in millions)	Early Dev	Late-Stage Dev	Total
4Q 2014 Revenue — As Reported	$231.4	$403.0	$634.4
3Q 2014 Revenue — As Reported	$234.8	$392.3	$627.1
Growth $’s	$(3.4)	$10.7	$7.3
Growth Rate	(1.4)%	2.7%	1.2%
Items Affecting Comparability between periods:
Impact of changes in Foreign Exchange Rates	$(4.3)	$(11.3)	$(15.5)
Impact of Divestiture	$(1.1)		$(1.1)
Adjusted Growth $’s	$1.9	$22.0	$23.9
Adjusted Growth Rate	0.8%	5.6%	3.8%

Covance, the world’s most comprehensive drug development company and a leader in nutritional analysis, is dedicated to advancing healthcare and delivering Solutions Made RealTM. The company, headquartered in Princeton, New Jersey, has annual revenues greater than $2.5 billion and more than 12,800 employees located in over 60 countries. Information on Covance’s solutions, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories, fluctuations in currency exchange rates, the realization of savings from the Company’s announced restructuring actions, the cost and pace of completion of our information technology projects and the realization of benefits therefrom, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Laboratory Corporation of America Holdings (“LabCorp”) or Covance Inc. (“Covance”), the management of either such company or the proposed transaction between LabCorp and Covance, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. LabCorp and Covance undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmaceutical industry, and other legal, regulatory and economic developments.  We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents LabCorp and Covance have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) LabCorp and Covance may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of LabCorp and Covance or such integration may be more difficult, time-consuming or costly than expected; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, the definitive proxy statement/prospectus referred to below and other documents filed from time to time with the SEC by LabCorp and Covance.  Neither LabCorp nor Covance gives any assurance that either LabCorp or Covance will achieve its expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of LabCorp and Covance described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, the definitive proxy statement/prospectus referred to below and other documents filed by either of them from time to time with the SEC.  All forward-looking statements included in this communication are based upon information available to LabCorp and Covance on the date hereof, and neither LabCorp nor Covance assumes any obligation to update or revise any such forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this press release in any jurisdiction in contravention of applicable law. This communication relates to a proposed transaction between Covance and LabCorp, and may be deemed to be solicitation material in respect of the proposed transaction.  In connection with the proposed transaction, LabCorp has filed a registration statement on Form S-4 with the SEC, which was declared effective by the SEC on January 14, 2015, and LabCorp and Covance filed the definitive proxy statement/prospectus in connection with the proposed transaction on January 16, 2015.  Covance began mailing the definitive proxy statement/prospectus to Covance stockholders on January 20, 2015.  This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Covance or LabCorp may file with the SEC or send to stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders of Covance are urged to read carefully and in their entirety the registration statement, definitive proxy statement/prospectus and all other relevant documents filed or that will be filed by LabCorp or Covance with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

Investors and security holders will be able to obtain free copies of the registration statement, definitive proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Covance or LabCorp through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the definitive proxy statement/prospectus and other relevant documents filed by Covance with the SEC by accessing Covance’s website at www.covance.com or upon written request to Covance Inc., Office of the Secretary, 210 Carnegie Center, Princeton, New Jersey 08540. Free copies of the registration statement, definitive proxy statement/prospectus and other relevant documents filed by LabCorp with the SEC are available on LabCorp’s website at www.labcorp.com or upon written request to Laboratory Corporation of America Holdings, Office of the Secretary, 358 South Main Street, Burlington, North Carolina 27215.

Participants in Solicitation

LabCorp, Covance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Covance’s stockholders in connection with the proposed transaction. Information regarding Covance’s directors and executive officers is contained in the proxy statement for Covance’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2014. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Covance’s website at www.covance.com. Information regarding LabCorp’s executive officers and directors is contained in the proxy statement for LabCorp’s 2014 Annual Meeting of Shareholders filed with the SEC on April 4, 2014. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing LabCorp’s website at www.labcorp.com.  Additional information regarding those persons and other persons who may be deemed participants in the proxy solicitation, including their respective direct and indirect interests in the proposed transaction, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Financial Exhibits Follow

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in thousands, except per share data)

	Three Months Ended December 31				Years Ended December 31
	2014		2013		2014		2013
	(UNAUDITED)

Net revenues	$634,419		$623,094		$2,521,002		$2,402,313
Reimbursable out-of-pocket expenses	40,813		46,675		178,623		192,817
Total revenues	675,232		669,769		2,699,625		2,595,130

Costs and expenses:
Cost of revenue	435,184		436,857		1,745,402		1,692,173
Reimbursable out-of-pocket expenses	40,813		46,675		178,623		192,817
Selling, general and administrative	92,494		93,564		351,473		360,012
Depreciation and amortization	34,660		32,845		136,811		127,917
Impairment charges	—		4,877		52,564		4,877
Total costs and expenses	603,151	(a)	614,818	(c)	2,464,873	(b)	2,377,796	(d)

Income from operations	72,081	(a)	54,951	(c)	234,752	(b)	217,334	(d)

Other expense (income), net:
Interest expense, net	2,586		1,450		10,465		4,084
Foreign exchange transaction loss, net	773		14		4,325		1,925
(Gain) loss on sale of businesses	83		—		(15,013)		—
Gain on sale of investments	—		—		—		(16,400)
Other expense (income), net	3,442	(a)	1,464		(223	)(b)	(10,391	)(d)

Income before taxes	68,639	(a)	53,487	(c)	234,975	(b)	227,725	(d)

Taxes on income	16,626	(a)	7,641	(c)	49,210	(b)	48,518	(d)

Net income	$52,013	(a)	$45,846	(c)	$185,765	(b)	$179,207	(d)

Basic earnings per share	$0.94	(a)	$0.83	(c)	$3.35	(b)	$3.28	(d)

Weighted average shares outstanding - basic	55,444,986		55,021,244		55,475,564		54,648,533

Diluted earnings per share	$0.91	(a)	$0.80	(c)	$3.23	(b)	$3.15	(d)

Weighted average shares outstanding - diluted	57,308,710		57,205,147		57,492,000		56,899,013

(a) Three months ended December 31, 2014 includes, as applicable, $4,025 in transaction costs in connection with the expected merger of Covance with Laboratory Corporation of America Holdings ($2,483 net of tax), $1,564 in charges associated with restructuring and other cost reduction actions ($1,036 net of tax) and $83 reduction to gain on sale of Antibody Products service line ($73 net of tax).

(b) Year ended December 31, 2014 includes, as applicable, $52,564 in asset impairment charges ($34,866 net of tax), $13,103 in charges associated with restructuring and other cost reduction actions ($8,450 net of tax), $4,025 in transaction costs in connection with the expected merger of Covance with Laboratory Corporation of America Holdings ($2,483 net of tax) and $15,013 gain on sale of Antibody Products service line and certain assets of Genomics Laboratory ($12,864 net of tax).

(c) Three months ended December 31, 2013 includes, as applicable, $4,874 in charges associated with restructuring and other cost reduction actions ($3,224 net of tax), $4,877 of asset impairment charges ($3,568 net of tax) and favorable income tax items totaling $3,035.

(d) Year ended December 31, 2013 includes, as applicable, $21,950 in charges associated with restructuring and other cost reduction actions ($14,576 net of tax), $16,400 gain on sale of investments ($10,654 net of tax), $4,877 of asset impairment charges ($3,568 net of tax) and favorable income tax items totaling $3,035.

Excluding the impact of impairment charges, charges associated with restructuring and other cost reduction actions, transaction costs, gain on sale of businesses, gain on sale of investments and favorable tax items, as applicable:

Income from operations	$77,670	$64,702	$304,444	$244,161

Taxes on income	$18,706	$13,635	$70,954	$54,490

Net income	$55,605	$49,603	$218,700	$183,662

Basic earnings per share	$1.00	$0.90	$3.94	$3.36

Diluted earnings per share	$0.97	$0.87	$3.80	$3.23

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 and DECEMBER 31, 2013

(Dollars in thousands)

	December 31	December 31
	2014	2013

ASSETS
Current Assets:
Cash & cash equivalents	$815,250	$617,686
Short-term investments	—	111,359
Accounts receivable	330,527	331,815
Unbilled services	139,114	141,707
Inventory	55,468	48,257
Deferred income taxes	41,591	51,543
Prepaid expenses and other current assets	204,119	201,621
Total Current Assets	1,586,069	1,503,988

Property and equipment, net	851,813	913,612
Goodwill	118,075	109,820
Other assets	20,725	29,168
Total Assets	$2,576,682	$2,556,588

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$108,466	$59,713
Accrued payroll and benefits	157,407	170,806
Accrued expenses and other current liabilities	113,837	153,808
Unearned revenue	180,872	240,398
Income taxes payable	7,382	7,952
Total Current Liabilities	567,964	632,677

Long-term debt	250,000	250,000
Deferred income taxes	17,008	32,035
Other liabilities	90,120	76,630
Total Liabilities	925,092	991,342

Stockholders’ Equity:
Common stock	828	809
Paid-in capital	992,334	859,535
Retained earnings	1,965,598	1,779,833
Accumulated other comprehensive (loss) income	(84,113)	25,746
Treasury stock	(1,223,057)	(1,100,677)
Total Stockholders’ Equity	1,651,590	1,565,246

Total Liabilities and Stockholders’ Equity	$2,576,682	$2,556,588

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in thousands)

	Years Ended December 31
	2014	2013
Cash flows from operating activities:
Net income	$185,765	$179,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,811	127,917
Non-cash impairment charges	52,564	4,877
Non-cash compensation expense associated with employee benefit and stock compensation plans	41,304	41,538
Deferred income tax expense	1,135	5,023
Gain on sale of businesses	(15,013)	—
Gain on sale of investments	—	(16,400)
Loss on disposal of property and equipment	1,035	1,236
Changes in operating assets and liabilities, net of businesses sold and acquired:
Accounts receivable	1,548	7,743
Unbilled services	2,707	(4,829)
Inventory	(11,750)	(1,300)
Accounts payable	48,711	25,283
Accrued liabilities	(54,188)	50,885
Unearned revenue	(59,555)	(15,378)
Income taxes	7,233	14,315
Other assets and liabilities, net	(42,136)	(14,467)
Net cash provided by operating activities	296,171	405,650

Cash flows from investing activities:
Capital expenditures	(142,342)	(162,170)
Acquisition of business	(10,516)	—
Proceeds from sale of businesses	28,204	—
Short-term investments proceeds (purchases)	109,794	(109,794)
Proceeds from sale of investments	—	17,781
Other, net	3,807	648
Net cash used in investing activities	(11,053)	(253,535)

Cash flows from financing activities:
Net repayments under revolving credit facility	—	(320,000)
Stock issued under option plans	83,421	71,180
Borrowings under long-term debt	—	250,000
Purchase of treasury stock	(122,380)	(33,818)
Net cash used in financing activities	(38,959)	(32,638)
Effect of exchange rate changes on cash	(48,595)	5,385
Net change in cash and cash equivalents	197,564	124,862
Cash and cash equivalents, beginning of period	617,686	492,824
Cash and cash equivalents, end of period	$815,250	$617,686

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q4 2014

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$634,419			$634,419
Reimbursable out-of-pocket expenses	40,813			40,813
Total revenues	675,232	—	—	675,232

Costs and expenses:
Cost of revenue	435,184			435,184
Reimbursable out-of-pocket expenses	40,813			40,813
Selling, general and administrative	92,494	(1,427)	(4,025)	87,042
Depreciation and amortization	34,660	(137)		34,523
Total costs and expenses	603,151	(1,564)	(4,025)	597,562

Income from operations	72,081	1,564	4,025	77,670

Other expense (income), net:
Interest expense, net	2,586			2,586
Foreign exchange transaction loss, net	773			773
Loss on sale of business	83		(83)	—
Other expense (income), net	3,442	—	(83)	3,359

Income before taxes	68,639	1,564	4,108	74,311

Taxes on income	16,626	528	1,552	18,706

Net income	$52,013	$1,036	$2,556	$55,605

Basic earnings per share	$0.94	$0.02	$0.05	$1.00

Weighted average shares outstanding - basic	55,444,986	55,444,986	55,444,986	55,444,986

Diluted earnings per share	$0.91	$0.02	$0.04	$0.97

Weighted average shares outstanding - diluted	57,308,710	57,308,710	57,308,710	57,308,710

(1)         Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2)         Represents transaction costs in connection with the expected merger of Covance with Laboratory Corporation of America Holdings $4,025 and a reduction to the gain on sale of business ($83).

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q4 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Income Tax Items (3)	Pro Forma

Net revenues	$623,094				$623,094
Reimbursable out-of-pocket expenses	46,675				46,675
Total revenues	669,769	—	—	—	669,769

Costs and expenses:
Cost of revenue	436,857				436,857
Reimbursable out-of-pocket expenses	46,675				46,675
Selling, general and administrative	93,564	(4,456)			89,108
Depreciation and amortization	32,845	(418)			32,427
Impairment charges	4,877		(4,877)		—
Total costs and expenses	614,818	(4,874)	(4,877)	—	605,067

Income from operations	54,951	4,874	4,877	—	64,702

Other expense, net:
Interest expense, net	1,450				1,450
Foreign exchange transaction loss, net	14				14
Other expense, net	1,464	—	—	—	1,464

Income before taxes	53,487	4,874	4,877	—	63,238

Taxes on income	7,641	1,650	1,309	3,035	13,635

Net income	$45,846	$3,224	$3,568	$(3,035)	$49,603

Basic earnings per share	$0.83	$0.06	$0.06	$(0.06)	$0.90

Weighted average shares outstanding - basic	55,021,244	55,021,244	55,021,244	55,021,244	55,021,244

Diluted earnings per share	$0.80	$0.06	$0.06	$(0.05)	$0.87

Weighted average shares outstanding - diluted	57,205,147	57,205,147	57,205,147	57,205,147	57,205,147

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents asset impairment charges.

(3) Primarily represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

For the year ended December 31, 2014

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$2,521,002			$2,521,002
Reimbursable out-of-pocket expenses	178,623			178,623
Total revenues	2,699,625	—	—	2,699,625

Costs and expenses:
Cost of revenue	1,745,402			1,745,402
Reimbursable out-of-pocket expenses	178,623			178,623
Selling, general and administrative	351,473	(10,741)	(4,025)	336,707
Depreciation and amortization	136,811	(2,362)	—	134,449
Impairment charges	52,564		(52,564)	—
Total costs and expenses	2,464,873	(13,103)	(56,589)	2,395,181

Income from operations	234,752	13,103	56,589	304,444

Other (income) expense, net:
Interest expense, net	10,465			10,465
Foreign exchange transaction loss, net	4,325			4,325
Gain on sale of businesses	(15,013)		15,013	—
Other (income) expense, net	(223)	—	15,013	14,790

Income before taxes	234,975	13,103	41,576	289,654

Taxes on income	49,210	4,653	17,091	70,954

Net income	$185,765	$8,450	$24,485	$218,700

Basic earnings per share	$3.35	$0.15	$0.44	$3.94

Weighted average shares outstanding - basic	55,475,564	55,475,564	55,475,564	55,475,564

Diluted earnings per share	$3.23	$0.15	$0.43	$3.80

Weighted average shares outstanding - diluted	57,492,000	57,492,000	57,492,000	57,492,000

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents asset impairment charges $52,564, transaction costs in connection with the expected merger of Covance with Laboratory Corporation of America Holdings $4,025 and gain on sale of businesses $15,013.

COVANCE INC.

GAAP to Pro Forma Reconciliation

For the year ended December 31, 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Income Tax Items (3)	Pro Forma

Net revenues	$2,402,313				$2,402,313
Reimbursable out-of-pocket expenses	192,817				192,817
Total revenues	2,595,130	—	—	—	2,595,130

Costs and expenses:
Cost of revenue	1,692,173				1,692,173
Reimbursable out-of-pocket expenses	192,817				192,817
Selling, general and administrative	360,012	(19,032)			340,980
Depreciation and amortization	127,917	(2,918)			124,999
Impairment charges	4,877		(4,877)		—
Total costs and expenses	2,377,796	(21,950)	(4,877)	—	2,350,969

Income from operations	217,334	21,950	4,877	—	244,161

Other (income) expense, net:
Interest expense, net	4,084				4,084
Foreign exchange transaction loss, net	1,925				1,925
Gain on sale of investments	(16,400)		16,400		—
Other (income) expense, net	(10,391)	—	16,400	—	6,009

Income before taxes	227,725	21,950	(11,523)	—	238,152

Taxes on income	48,518	7,374	(4,437)	3,035	54,490

Net income	$179,207	$14,576	$(7,086)	$(3,035)	$183,662

Basic earnings per share	$3.28	$0.27	$(0.13)	$(0.06)	$3.36

Weighted average shares outstanding - basic	54,648,533	54,648,533	54,648,533	54,648,533	54,648,533

Diluted earnings per share	$3.15	$0.26	$(0.12)	$(0.05)	$3.23

Weighted average shares outstanding - diluted	56,899,013	56,899,013	56,899,013	56,899,013	56,899,013

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Consists of gain on sale of investments $16,400 and asset impairment charges ($4,877).

(3) Primarily represents favorable resolutions of income tax matters.